UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Orion Group Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2024, at which the Company’s stockholders voted to, among other things, approve the Orion Group Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”) and to amend the Orion Group Holdings, Inc. 2022 Long-Term Incentive Plan (the “2022 LTIP”).

The ESPP provides a means for eligible employees of the Company and its designated subsidiaries to authorize after-tax payroll deductions on a voluntary basis to be used for the periodic purchase of the Company’s Common Stock, par value $0.01 per share (“Common Stock”) at a 15% discount to its fair market value. The purchase price paid by the employees will be 85% of the lower of the closing price of the Common Stock on (i) the first trading day of the offering period or (ii) the last trading day of the offering period. The maximum aggregate number of shares of Common Stock that may be purchased through the ESPP is 1,000,000 shares. Other principal features of the ESPP are described under “Proposal No. 4 -- Approval of the Company’s Employee Stock Purchase Plan” of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed by the Company with the Securities and Exchange Commission on April 3, 2024 (the “Proxy Statement”). The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the terms of the 2022 LTIP, employees, directors and consultants of the Company and its subsidiaries are eligible to receive equity-based awards from the Company as part of their compensation. The amendment of the 2022 LTIP increases the number of shares of Common Stock available for issuance under the 2022 LTIP by 1,560,000 shares to a total of 3,735,000 shares. The  amendment to the 2022 LTIP is described  under “Proposal No. 5 -- Approval of an Amendment to the Company’s 2022 Long-Term Incentive Plan” of the Proxy Statement. The foregoing description of the amendment to the 2022 LTIP does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the 2022 LTIP, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously announced on March 25, 2024, after almost 17 years of service on the Board of Directors (the “Board”) of the Company, including 13 years of service as Non-Executive Chairman of the Board and one year as Lead Independent Director, Mr. Richard Daerr, Jr. retired from the Board effective at the conclusion of the Annual Meeting. Upon Mr. Daerr’s retirement from the Board, the size of the Board was reduced from eight to seven members.

Item 5.07Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 25,425,053 shares of the Common Stock, representing 78.4% of the total shares of Common Stock outstanding as of the record date, were present, either through participation at the virtual meeting online or represented by proxy. This percentage constituted a quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting were as follows:

Proposal No. 1:  The Company’s stockholders elected the following two Class II members to the  Board, to serve a three-year term and until his successor is duly elected and qualified.

Class	Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

II	Michael J. Caliel	19,402,535	861,523	10,776	5,150,219
II	Quentin P. Smith, Jr.	19,427,391	838,361	9,082	5,150,219

Proposal No. 2:  The Company’s stockholders approved a non-binding advisory proposal for the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (the “say-on-pay” vote).

Votes For	Votes Against	Abstentions	Broker Non-Votes

19,757,309	490,426	27,099	5,150,219

Proposal No. 3:  The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

Votes For	Votes Against	Abstentions

24,765,963	653,447	5,643

Proposal No. 4: As described in Item 5.02 above, the Company’s stockholders approved the ESPP.

Votes For	Votes Against	Abstentions	Broker Non-Votes

19,719,013	553,265	2,556	5,150,219

Proposal No. 5:  As described in Item 5.02 above, the Company’s stockholders approved an amendment to the  2022 LTIP.

Votes For	Votes Against	Abstentions	Broker Non-Votes

19,411,759	846,330	16,745	5,150,219

Item 9.01. Financial Statements and Exhibits.

The Exhibits to this Current Report are listed in the Exhibit Index, which appears at the end of, and is incorporated by reference into, this Current Report.

Exhibit Index

Exhibit No.	Description

†10.1	Orion Group Holdings, Inc. Employee Stock Purchase Plan
†10.2	Amendment No. 1 to Orion Group Holdings, Inc.’s 2022 Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION GROUP HOLDINGS, INC.

By: /s/ Travis J. Boone

Travis J. Boone

President & CEO

Date: May 17, 2024